================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                      CREATIVE MASTER INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

              Delaware                                11-2854355
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

                          Casey Ind. Bldg., 8th Floor
                          18 Bedford Rd., Taikoktsui
                              Kowloon, Hong Kong
                   (Address of principal executive offices)
                           -------------------------

                            1998 STOCK OPTION PLAN
                           (Full title of the plans)
                           -------------------------
                               Carl Ka Wing Tong
                     President and Chief Executive Officer
                      Creative Master International, Inc.
                          Casey Ind. Bldg., 8th Floor
                          18 Bedford Rd., Taikoktsui
                              Kowloon, Hong Kong
                    (Name and address of agent for service)

                                (852) 2396-0147
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                              Dale E. Short, Esq.
                               Stuart Teng, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                (310) 553-4441

CALCULATION OF REGISTRATION FEE
===============================================================================

                                                       Proposed Maximum      Proposed Maximum
  Title of Securities                Amount To Be       Offering Price      Aggregate Offering        Amount of
  To Be Registered                   Registered(1)      Per Share(2)            Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value...      340,500            $  5.00(3)          $1,702,500(3)
----------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value...       79,500            $5.9375(4)          $  472,031(4)
----------------------------------------------------------------------------------------------------------------
Total                                  420,000                                                           $605
----------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional Common Shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(3) Such computation is based on the weighted average exercise price of $5.00 per share for shares subject to options currently outstanding under the plan.
(4) Such computation is based on the estimated exercise price of $5.9375 for shares reserved for issuance with respect to future option grants under the plan. The estimated exercise price is based upon the average of the high and low price of the Common Stock on the Nasdaq National Market on April 5, 1999.
==============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to
     Part I of Form S-8.

                                      2.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Creative Master International, Inc. (the "Registrant") are incorporated by reference:

     (i) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 21, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

     In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "GCL"), Article Sixth of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.
Section 145 of the GCL permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liabilities arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's certificate of incorporation, by-laws, any agreement or otherwise.

     The Registrant's Restated Certificate of Incorporation requires it to indemnify, to the full extent permitted by the GCL, any person who is made or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Registrant or serves or served as a director, officer, partner, trustee, fiduciary, employee or agent of any other enterprise or organization at the Registrant's request. The By Laws of the Registrant also require it to indemnify, to the full extent provided by law, each director of the Registrant.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

    4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-65929))

    4.2 1998 Stock Option Plan, as amended (incorporated by reference to the Registrant's Form 10-KSB, filed on March 30, 1999)

    4.3 Form of Notice of Stock Option Grant and Stock Option Agreement under the 1998 Stock Option Plan (incorporated by reference to the Registrant's Form 10-KSB, filed on March 30, 1999)

    5    Opinion of Counsel as to the legality of securities being registered.*

    23.1 Consent of Independent Public Accountants.*

    23.2 Consent of Counsel (included in Exhibit 5).*

    24   Power of Attorney (see page II-4).*
------------------------------------

*Included herewith.

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kowloon, Hong Kong, on April 7, 1999.

                                   CREATIVE MASTER INTERNATIONAL, INC.


                                   By: /s/ Carl Ka Wing Tong
                                      ----------------------------
                                       Carl Ka Wing Tong
                                       President and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Carl Ka Wing Tong and John Rempel, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date
---------                      -----                             ----

  /s/ Carl Ka Wing Tong        Chairman of the Board, President  April 7, 1999
-----------------------------  and Chief Executive Officer
Carl Ka Wing Tong              Principal Executive Officer)



  /s/ John Rempel              Chief Financial Officer           April 7, 1999
-----------------------------  (Principal Financial and
John Rempel                    Accounting Officer)



  /s/ Leo Sheck Pui Kwok       Director                          April 7, 1999
-----------------------------
Leo Sheck Pui Kwok


  /s/ Chou Kong Seng          Director                           April 7, 1999
-----------------------------
Chou Kong Seng


  /s/ Clayton K. Trier         Director                          April 7, 1999
-----------------------------
Clayton K. Trier


  /s/ Steve Gordon             Director                          April 7, 1999
-----------------------------
Steve Gordon

                                 EXHIBIT INDEX
                                 -------------


5    Opinion of Counsel as to the legality of securities being registered.

23.1 Consent of Independent Public Accountants.

23.2 Consent of Counsel (included in Exhibit 5).

24   Power of Attorney (see page II-4).